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                                                                    Exhibit 99.2



                            CODE OF BUSINESS CONDUCT

                              BALDWIN & LYONS, INC.
                           1099 NORTH MERIDIAN STREET
                           INDIANAPOLIS, INDIANA 46204



SECTION 1.  PURPOSE AND SCOPE
-----------------------------

This document is intended to serve as the Code of Business Conduct (Code) for Baldwin & Lyons, Inc., Protective Insurance Company, Sagamore Insurance Company, Baldwin & Lyons, Inc. California and B&L Insurance, Ltd. which are collectively referred to under this Code as Baldwin & Lyons.

The requirements of this Code apply to all directors, officers, and employees of each entity named above, as well as members of these persons' families or any affiliates of such persons (hereinafter referred to as "Covered Person(s)"). All references to "employee(s)" include directors, officers, and employees of Baldwin & Lyons, Inc. and it subsidiaries or affiliates.

This Code summarizes the regulatory requirements and business practices that guide our decision making and business activities. As such, this document contains basic information about our policies as well as information about how to obtain guidance regarding a particular business practice or compliance concern. It is essential that you thoroughly review this document and make a commitment to uphold its requirements.

The Code is not intended to cover every issue or situation you may face as a Baldwin & Lyons employee. Nor does it replace other more detailed policies and guidelines. You should use the Code as a reference guide in addition to Baldwin & Lyons' policies and guidelines, including the Employee Handbook, required for your specific job.

Failure to read and/or acknowledge the Code does not exempt an employee from his/her responsibility to comply with the standards set forth herein, applicable laws, regulations, and all Baldwin & Lyons policies and guidelines that are related to his/her job.

If you need details on a specific policy, you may contact the compliance team at BUSCOND@BALDWINANDLYONS.COM. You may also use this address if you need guidance regarding a business practice or compliance issue. Alternatively, you may contact the Human Resources Manager or the Internal Audit Manager.

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The Code is not intended to and do not create an employment contract, and do not create any contractual rights between Baldwin & Lyons and its employees or create any express or implied promise for specific treatment in specific situations. Your employment relationship with Baldwin & Lyons can be terminated at any time for any reason with or without cause.

The Securities and Exchange Commission has defined the term `code of ethics' as "written standards that are reasonably designed to deter wrongdoing and promote:


      1. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      2. Full, fair, accurate, timely and understandable disclosures in reports and documents that a publicly traded company files with, or submits to, the Commission and in other public communications made by the company;

      3. Compliance with applicable governmental laws, rules and regulations;

      4. The prompt internal reporting to an appropriate person or persons identified in the code of violations of the code; and

      5.      Accountability for adherence to the code."


Baldwin & Lyons designed this Code to achieve the objectives set forth above in a manner that is appropriate to the nature and scope of its activities and that best meet its needs and organizational structure. This Code will address each of the above guidelines and discuss the responsibilities of Covered Persons in relation to each principle to which they are expected to adhere to and promote.


SECTION 2.  STANDARDS


GENERAL - As employees, each day we interact with a variety of individuals and groups--including our customers, partners, competitors, co-workers, shareholders, vendors, government and regulatory agencies, and the communities in which we operate. We are committed to interacting with all of these audiences in a respectful, ethical manner and in full compliance with all regulatory requirements. We manage our business responsibly in order to maintain the confidence, respect, and trust of our customers, consumers, partners, shareholders, and other audiences.

REGULATORY COMPLIANCE - As employees, we are expected to be aware of and strictly obey the laws and regulations that govern the management of our business. We are responsible for understanding these laws and regulations as they apply to our jobs and for preventing, detecting, and reporting instances of non-compliance to a member of Baldwin & Lyons

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management as described in Section 4 of this Code, Human Resources or as described in Section 8 of this code. There are no circumstances at Baldwin & Lyons that would allow an employee to disregard any law or regulatory requirement in the conduct of our business, and no such activity will be tolerated.

FINANCIAL REPORTING - As employees, we are expected to honestly and accurately record and report all business information and to comply with all local, state, and federal laws regarding record completion and accuracy. Baldwin and Lyons requires that all financial transactions be executed in accordance with management's authorization, and recorded in a proper manner in order to maintain accountability for Baldwin & Lyons' assets. Baldwin and Lyons financial information reflects only actual transactions and is in compliance with applicable accounting practices.

INSIDER INFORMATION - In the course of doing business or in discussions with one of our customers, vendors, or partners, Covered Persons may become aware of material non-public information about that organization. Information is considered "material" if it might be used by an investor to make a decision to trade in the public securities of the company. Individuals who have access to this type of information are called "insiders." Covered Persons should only discuss this information on a limited, strict "need to know" basis internally and not share it with anyone outside Baldwin & Lyons. Covered Persons must not buy or sell the public securities of a company, including our own, if they have such information, and they must not share ("tip") this information with others. Because of the extremely sensitive nature of and severe penalties associated with "insider trading" and "tipping," Covered Persons must contact those individuals named in Section 4 of this Code before buying or selling public securities in situations that could be of this nature.

CONFLICTS OF INTEREST - Each Covered Person owes a fiduciary duty to act with good faith and loyalty in promoting the interests of Baldwin & Lyons. As such, Covered Persons should follow a high standard of business ethics and be aware of situations that may give rise to actual or apparent conflicts of interest. A conflict of interest occurs when the personal or private interests of a Covered Person interferes with the best interests of Baldwin & Lyons or those with vested interests in the performance of Baldwin & Lyons. For example, a conflict of interest would arise if a Covered Person received an improper personal benefit that resulted from his position within Baldwin & Lyons.

As a general rule, all transactions involving a Covered Person should be fair and reasonable to Baldwin & Lyons, its customers, the public and other individuals and entities that have interests in Baldwin & Lyons.

All Covered Persons should not have any undisclosed, unapproved financial or other business relationships with suppliers, customers, shareholders, prospective shareholders or customers, accounts, claimants, policyholders, vendors or competitors, regardless of materiality. If a Covered Person is uncertain about whether an actual or apparent conflict of interest exists between personal interests and those of Baldwin & Lyons, it should be promptly disclosed and discussed with those individuals named in Section 4 of this Code as soon as the situation arises.

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As a general principle, all transactions that personally affect a Covered Person should be fair and reasonable to Baldwin & Lyons and not be placed before the interests of Baldwin & Lyons.

      1. A Covered Person should not improperly use his personal influence or relationships to influence decisions of Baldwin & Lyons and thereby cause the Covered Person to benefit at the expense of Baldwin & Lyons.

      2. A Covered Person must not cause Baldwin & Lyons to take an action, or fail to take an action, that would result in a personal benefit to the Covered Person.

Each Covered Person shall provide a prompt and full disclosure of any potential conflict of interest to the management of Baldwin & Lyons in accordance with
Section 4 of this Code. Disclosures shall be in writing and made prior to entering into any transaction or relationship, which may reasonably be expected to give rise to an apparent or actual conflict of interest. This includes, but is not limited to, the following items:

      1. Serving in the capacity as a director, officer partner, consultant, or other position with any other company or individual with which Baldwin & Lyons has current or prospective business dealings;

      2. Receiving or giving gifts by a Covered Person from or to any individual or company with which Baldwin & Lyons has current or prospective business dealings if that gift creates the appearance of influencing the recipient. The receipt or giving of customary business gifts from or to any company or individual with which Baldwin & Lyons has current or prospective dealings is appropriate, provided such gift is business related, reasonable in cost, appropriate, and neither so frequent nor so costly as to raise a question of impropriety.

      3. Any ownership by a Covered Person of a significant financial interest in any company with which Baldwin & Lyons has current or prospective business dealings unless that Covered Person's involvement is only that of an investor and the nature of those significant financial interests have been fully disclosed to the Audit Committee of the Board of Directors and the management of Baldwin & Lyons.



SECTION 3.  COMPLIANCE WITH APPLICABLE LAWS

It is the responsibility of each Covered Person to promote compliance with the standards and restrictions imposed by the laws, rules and regulations applicable to Baldwin & Lyons. If any laws conflict with this Code, a Covered Person must follow the law. The Company's legal department may be contacted for advice concerning compliance with any applicable laws or regulations.

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SECTION 4.  ADMINISTRATION AND ENFORCEMENT

This Code was created to comply with the requirements of the Securities and Exchange Commission and the rules promulgated by the National Association of Securities Dealers (NASDAQ). As such, the Baldwin & Lyons Ethics Committee shall be responsible for the implementation of this Code and to ensure that all Covered Persons are aware of their respective obligations under this Code. The Ethics Committee will consist of the Chairman of the Audit Committee of the Board of Directors, who will serve as chairman and the following individuals employed by Baldwin & Lyons, Inc.: chief executive officer, chief financial officer, corporate general counsel, and the internal audit manager.

The Ethics Committee will meet annually to report on the overall status of the Code. The Ethics Committee will report directly to the Audit Committee of the Board of Directors.

Violations of Baldwin & Lyons' Code of Business Conduct cannot and will not be tolerated. Consequences for such violations may include disciplinary action up to and including termination of employment. Individuals who have willfully failed to report known violations will also be subject to disciplinary action.

If a Covered Person has knowledge or is suspicious of any non-compliance with this Code or is concerned with whether circumstances could lead to a violation of this Code or other laws, then the Covered Person should report the situation in accordance with the information provided in Section 8, below.


SECTION 5.  ACCOUNTABILITY FOR ADHERENCE TO THE CODE

All Baldwin & Lyons employees are accountable and responsible for fully understanding and complying with the Code of Business Conduct, applicable laws, regulations, and all Baldwin & Lyons policies and guidelines that are related to their jobs. In fulfilling these responsibilities each employee must:

    o Read, understand, and comply with the Code of Business Conduct, all applicable laws, regulations, and all Baldwin & Lyons policies and guidelines that are related to his/her job.

    o Participate in training and educational programs/events required for his/her job.

    o Obtain guidance for resolving a business practice or compliance concern if he/she is uncertain about how to proceed in a situation.

    o Recognize and report possible violations of the Code of Business Conduct, policies, guidelines, applicable laws, and regulatory requirements for resolution.

    o    Cooperate fully in any investigation.

    o Make a commitment to conduct Baldwin & Lyons' business with integrity and in full compliance with all applicable laws and regulatory requirements.

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    o    To inform all family members or affiliated persons of the Code, and to report any and all disclosures necessary for compliance with this Code.


SECTION 6.  CONTINUOUS EVALUATION OF THE CODE

This Code is not all inclusive and Baldwin & Lyons, Inc. reserves the right to modify its terms upon subsequent audits and evaluations so that it may continue to evidence its commitment to promoting and upholding the highest ethical standards.


SECTION 7. QUESTIONS AND NOTIFICATION

If you need details on a specific policy, you may contact the Ethics Committee at BUSCOND@BALDWINANDLYONS.COM. You may also use this address if you need guidance regarding a business practice or compliance issue. Alternatively, you may contact the Human Resources Manager or the Internal Audit Manager.



SECTION 8. CONFIDENTIAL AND ANONYMOUS REPORTING

Any individual who wishes to report issues regarding questionable or fraudulent accounting or auditing practices by the Company may do so confidentially and anonymously by contacting a third-party messaging service, at:

         Toll free telephone number        1- 866-815-6711

         Email address                     BWINB@OPENBOARD.INFO
                                           --------------------

         Web site                          HTTP://WWW.OPENBOARD.INFO/BWINB/
                                           --------------------------------


The third-party vendor will remove your contact information prior to forwarding your communication to an outside legal counsel and to the Chairman of the Audit Committee.

Alternatively, an email or letter may be sent directly to the Chairman of the Audit Committee at:

         Email address                     AUDITCOMMITTEE@BALDWINANDLYONS.COM
                                           ----------------------------------

         Mailing address                   1099 North Meridian Street,
                                           Indianapolis, IN 46204

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Letters and emails sent directly to the Chairman of the Audit Committee may be submitted anonymously if you choose to do so. However, any identification included in your communication will not pass through a third party in this instance. Baldwin & Lyons will handle all inquiries discreetly and make every effort to maintain, within the limits allowed by the law, the confidentiality of anyone reporting questionable behavior and/or a possible violation.

Baldwin & Lyons will not tolerate any retribution or retaliation taken against any Covered Person who has, in good faith, sought out advice or has reported questionable behavior and/or a possible violation. However, if any Covered Person makes a knowingly false report of questionable behavior and/or a possible violation for the purpose of harming another individual, that person will be subject to disciplinary action.